Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement of Positive Physicians Holdings, Inc. on Form S-1 to be filed on or about January 22, 2019 of our report dated January 22, 2019, on our audits of the financial statements as of December 31, 2017 and 2016 and for each of the years then ended. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

EISNERAMPER LLP Iselin, New Jersey January 22, 2019